Exhibit 99.3

Municipal Mortgage & Equity, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	September 30, 2005	December 31, 2004
ASSETS:
Tax-exempt bonds and interests in bond securitizations, net	$1,339,385	$1,275,748
Taxable bonds, net	23,670	9,205
Loans receivable, net	687,331	593,968
Loans receivable held for sale	45,868	27,766
Investments in partnerships	777,009	827,273
Derivative financial instruments	3,292	3,102
Cash and cash equivalents	64,514	92,881
Interest receivable	19,197	18,368
Restricted assets	114,078	72,805
Other assets	73,518	66,040
Land, building and equipment, net	169,117	182,773
Mortgage servicing rights, net	67,056	11,349
Goodwill	130,431	106,609
Other intangibles	28,172	22,443

Total assets	$3,542,638	$3,310,330

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Notes payable	$887,415	$880,224
Mortgage notes payable	109,627	132,237
Short-term debt	484,059	413,157
Long-term debt	139,041	164,014
Subordinate debentures	172,750	84,000
Preferred shares subject to mandatory redemption	168,000	168,000
Tax credit equity guarantee liability	209,861	186,778
Derivative financial instruments	2,861	4,923
Accounts payable and accrued expenses	29,224	35,003
Interest payable	17,359	19,266
Unearned revenue and other liabilities	125,994	74,176

Total liabilities	2,346,191	2,161,778

Commitments and contingencies

Minority interest in subsidiary companies	384,525	404,586
Preferred shareholders’ equity in a subsidiary company, liquidation preference of $73,000 at September 30, 2005 and December 31, 2004, respectively	71,031	71,031

Shareholders’ equity:
Common shares, par value $0 (42,046,099 shares authorized, including 38,211,783 shares issued and outstanding, and 74,814 deferred shares at September 30, 2005 and 39,471,099 shares authorized, including 35,179,884 shares issued and outstanding, and 58,114 deferred shares at December 31, 2004)	752,212	681,227
Less common shares held in treasury at cost (181,015 and 124,715 at September 30, 2005 and December 31, 2004, respectively)	(3,987)	(2,615)
Less unearned compensation (deferred shares)	(6,346)	(4,145)
Accumulated other comprehensive loss	(988)	(1,532)

Total shareholders’ equity	$740,891	$672,935

Total liabilities and shareholders’ equity	$3,542,638	$3,310,330

BOOK VALUE PER COMMON SHARE	$19.44	$19.16

Municipal Mortgage & Equity, LLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
INCOME
Interest income
Interest on bonds and interests in bond securitizations	$23,984	$22,765	$71,430	$63,609
Interest on loans	14,971	10,872	38,582	32,981
Interest on short-term investments	1,606	1,338	3,087	4,004

Total interest income	40,561	34,975	113,099	100,594

Fee income
Syndication fees	2,278	6,861	11,310	14,802
Origination and brokerage fees	1,539	1,665	3,384	5,429
Guarantee fees	3,967	2,093	10,942	5,452
Asset management and advisory fees	7,588	1,685	18,618	9,818
Loan servicing fees	3,450	1,059	6,022	3,316
Other income	2,883	813	5,647	3,371

Total fee income	21,705	14,176	55,923	42,188

Net rental income	4,828	5,151	16,950	10,290

Total income	67,094	54,302	185,972	153,072

EXPENSES
Interest expense	19,907	16,937	55,726	49,304
Interest expense on debentures and preferred shares	6,818	4,769	18,130	11,819
Salaries and benefits	22,227	17,759	59,915	53,742
General and administrative	6,179	7,148	22,895	17,390
Professional fees	2,615	2,464	7,959	6,673
Depreciation and amortization	6,384	3,681	14,115	9,412

Total expenses	64,130	52,758	178,740	148,340

Net gain on sale of loans	4,796	406	5,761	2,816
Net gain (loss) on sale of tax-exempt investments	442	(660)	6,515	545
Net gain on sale of investments in tax credit equity partnerships	2,494	125	9,058	2,939
Net gain on deconsolidation of tax credit equity partnerships	46	—	2,547	—
Net gain (loss) on derivatives	(1,563)	(3,245)	1,419	18
Impairments and valuation allowances	(1,951)	(2,646)	(3,317)	(3,376)
Income before income tax benefit (expense), net loss allocable to minority interest, net losses from equity investments in partnerships, discontinued operations and cumulative effect of a change in accounting principle	7,228	(4,476)	29,215	7,674
Income tax benefit (expense)	865	(73)	(2,170)	2,264
Net loss allocable to minority interest	13,135	52,000	74,048	128,790
Net losses from equity investments in partnerships	(10,291)	(46,754)	(64,347)	(128,676)

Income from continuing operations	10,937	697	36,746	10,052
Discontinued operations	9,480	10,865	9,480	10,865

Income before cumulative effect of a change in accounting principle	20,417	11,562	46,226	20,917
Cumulative effect of a change in accounting principle	—	—	—	520

Net income	$20,417	$11,562	$46,226	$21,437

(Continued)

Municipal Mortgage & Equity, LLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
Basic earnings per common share:
Earnings from continuing operations	$0.29	$0.02	$0.98	$0.29
Discontinued operations	0.25	0.31	0.25	0.31
Cumulative effect of a change in accounting principle	—	—	—	0.02

Basic earnings per common share	$0.54	$0.33	$1.23	$0.62

Weighted average common shares outstanding	38,064,377	34,927,975	37,628,566	34,343,492

Diluted earnings per common share:
Earnings from continuing operations	$0.28	$0.02	$0.96	$0.29
Discontinued operations	0.24	0.31	0.25	0.31
Cumulative effect of a change in accounting principle	—	—	—	0.02

Diluted earnings per common share	$0.52	$0.33	$1.21	$0.62

Weighted average common shares outstanding	38,982,520	35,267,697	38,259,217	34,696,146